EXHIBIT 4.7

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

EXERCISABLE UNTIL ON OR BEFORE
5:00 P.M., NEW YORK TIME, _________, 2011
No. ______	___________________ Warrants

NANOSENSORS, INC.

UNIT PURCHASE WARRANT

This warrant certificate (the “Warrant Certificate”) certifies that _______________ or registered assigns, is the registered holder of warrants to purchase from NANOSENSORS, INC., a Nevada corporation (the “Company”) at any time from the date hereof until 5:00 P.M. New York time on ___________, 2011 (the “Warrant Exercise Term”), up to _______________________________ (_______) Units of the Company’s securities at the exercise price set forth in Section 4 below. Each Unit consists of one share of common stock, par value $.001 (the “Warrant Shares”) and one five-year warrant to purchase one share of Common Stock at an exercise price of $.01per share (the “Unit Warrant”). Upon exercise of this Warrant, each Warrant Share will be fully-paid and non-assessable.

This Warrant shall be exercisable for Warrant Shares and Unit Warrants at any time, or from time-to-time, during the Warrant Exercise Term upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with a form of subscription in substantially the form attached hereto duly filled in and signed and, if applicable, upon payment of the aggregate Exercise Price for the number of Warrant Shares and Unit Warrant for which this Warrant is being exercised determined in accordance with the provisions hereof. Payment of the aggregate Exercise Price may be made as elected by Holder in accordance with Section 1 hereof.

1. Exercise of Warrants.

1.1  Exercise Procedure. Each Warrant is initially exercisable to purchase one Warrant Share and one Unit Warrant at an initial exercise price of $0.01 per Warrant Share and Unit Warrant, subject to adjustment as set forth in Article 5 hereof, payable in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares and Unit Warrants purchased, at the Company’s principal offices (presently located at 1800 Wyatt Drive, Santa Clara, California 95054), the registered holder of the Warrant Certificate (“Holder” or “Holders”) shall be entitled to receive a certificate or certificates for the Warrant Shares and Unit Warrants so purchased.

  1.2 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants represented by such Holder's Warrant Certificate, in whole or in part (a “Cashless Exercise”), into the number of fully paid and non-assessable Warrant Shares and Unit Warrants determined in accordance with this Section 1.2, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants (the “Total Share Number”) to be exchanged and the date on which the Holder requests that such Cashless Exercise occur (the “Notice of Exchange”). The Cashless Exercise shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates for the Warrant Shares issuable upon such Cashless Exercise and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant certificate, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:          X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price (as defined below) as of the Exercise Date; and

B = the Exercise Price.

As used herein, the phrase “Market Price” at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two days immediately preceding the Exchange Date.

    1.3. Vesting Period. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part at anytime.

1.4. Partial Exercise; New Warrant. In the case of the purchase of less than all the Warrant Shares and Unit Warrants purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares and Unit Warrants purchasable hereunder.

2. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares and Unit Warrants purchased pursuant to such exercise shall be made forthwith without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares and Unit Warrants shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

3. Restricted Shares; Registration Rights.

3.1 Restricted Shares upon Exercise. This Warrant Certificate and, upon exercise of the Warrants, in part or in whole, certificates representing the Warrant Shares and Unit Warrants shall bear a legend substantially similar to the following:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”), and may not be offered or sold or otherwise transferred except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available.”

3.2 Restriction on Transfer of Warrants. The Holder of this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the Warrant Shares and Unit Warrants issuable upon exercise of the Warrants are being acquired as an investment and not with a view to the distribution thereof and that the Warrants and the Warrant Shares and Unit Warrants may not be transferred unless such securities are either registered under the Act and any applicable state securities law or an exemption from such registration is available. The Holder of this Warrant Certificate acknowledges that the Holder has been provided with an opportunity to ask questions of representatives of the Company concerning the Company and that all such questions were answered to the satisfaction of the Holder. In connection with any purchase of Warrant Shares and Unit Warrants the Holder agrees to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act and applicable state securities laws.

3.3.  Registration Rights.

   (a) The Company and Holder agree that the Holder shall be entitled to registration rights equivalent to the rights granted to the purchasers of the securities of the Company contemplated by that certain Selling Agent Agreement between the Company and the Holder dated May 10, 2006, as amended (the “Agency Agreement”). The registration rights granted by the Company to the purchasers of the securities contemplated by the Agency Agreement is set forth in that certain Registration Rights Agreement dated as of the date of this Warrant (the “Registration Rights Agreement”) between the Holder and the Company. Accordingly, the Company shall include the Warrant Shares and shares of Common Stock issuable upon exercise of the Unit Warrants in any registration statement that if files pursuant to the Registration Rights Agreement, in accordance with the terms and conditions thereof, to allow for the resale of such shares by the Holder, regardless of whether such registration statement is filed pursuant to the demand of the parties to the Registration Rights Agreement or otherwise.

(b) In addition to the rights granted to the Holder in Section 3.3(a) of this Warrant, the Company agrees to include, on a one time basis, in any registration statement filed by the Company after the date hereof (excluding registration statements on Form S-4 or S-8 in connection with any merger or acquisition or employee option plans, respectively) the Warrant Shares and the shares of common stock underlying the Unit Warrants to allow the resale of such shares by the Holder under the federal securities laws. Any such registration statement shall be at the cost and expense of the Company, except for fees of counsel to the Holder and any underwriting or sales commissions with respect to Holder’s shares. The Company shall provide the Holder with at least 15 days written notice of its intent to file a registration statement with the Securities and Exchange Commission. The Company agrees to use its best efforts to have the registration statement declared effective as soon as possible, but the Company shall have the right, in its sole discretion, to terminate the filing at any time prior to its effectiveness. The Company further agrees to use its best efforts to maintain the effectiveness of such registration statement for at least nine months from the effective date. The Company shall provide the holder with such numbers of prospectuses as the holder may reasonably request in connection with the sale of any shares pursuant to the registration statement.

(c) The Holder agrees by its acceptance of this Warrant that it shall provide any such information as may be reasonably required by the Company in connection with the registration statement regarding the Holder, including information regarding the Holder’s intended method of resale, amount and nature of shares held and other relevant information. The Holder hereby agrees to indemnify and hold harmless the Company, its officers, directors, accountants, agents and employees and any person who controls the Company within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities and Exchange Act of 1934, and any underwriter of the shares being sold by the Holder against all damages, claims, losses, causes of action, investigations (and expenses incurred with the foregoing) arising from any written information provided by the Holder to the Company for specific inclusion in the registration statement.

  (d) The Company further agrees that all of the Company’s obligations as described in the Registration Rights Agreement shall further extend to the Holder of this Warrant, including the obligations of the Company to provide such information and notices in accordance with the Registration Rights Agreement and the indemnification obligations described in the Registration Rights Agreement.

4. Price

4.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $0.01 per share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 5 hereof.

4.2 Exercise Price. The term “Exercise Price” herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

5. Adjustments of Exercise Price and Number of Warrant Shares and Unit Warrants.

5.1 Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted and the Holder, after such date, shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. Any adjustment made pursuant to this Section 5.1 that results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase (or decrease) in the number of Warrant Shares and Unit Warrants into which this Warrant is exercisable. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

5.2 Consolidation, Merger, Sale or Conveyance. In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in case of sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provision so that the Holder will have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such consolidation, merger, sale, transfer or share exchange. Any adjustment made herein that results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase or (decrease) in the number of Warrant Shares and Unit Warrants into which this Warrant is exercisable.

5.3 Dilutive Issuances.

(i) Adjustment Upon Dilutive Issuance. If, at any time commencing on the Issue Date and prior to the Expiration Date, the Company issues or sells any shares of Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock or other securities which are so convertible or exchangeable) (collectively, “Common Stock Equivalents”) for per share consideration less than the Exercise Price on the date of such issuance or sale, (a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price) then the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock or Common Stock Equivalents so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

(ii) Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under subparagraph (i) of this paragraph 5.3, the following will be applicable:

  (A) Issuance of Common Stock Equivalents. If the Company issues or sells any Common Stock Equivalents, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Common Stock Equivalents, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Common Stock Equivalents shall, as of the date of the issuance or sale of such Common Stock Equivalents, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.

  (B) Change in Conversion Rate. If, following an adjustment to the Exercise Price upon the issuance of Common Stock Equivalents pursuant to a Dilutive Issuance, there is a change at any time in (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Common Stock Equivalents; or (z) the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Common Stock Equivalents still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

     (C) Calculation of Consideration Received. If any Common Stock or Common Stock Equivalents are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock or Common Stock Equivalents are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration other than cash expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market Price thereof on the date of receipt. The term “Market Price” means, as of a particular date, the average of the high and low price of the Common Stock for the ten (10) consecutive Trading Days occurring immediately prior to (but not including) any given date, as reported in the Principal Market. In case any Common Stock or Common Stock Equivalents are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock or Common Stock Equivalents. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

(D) Issuances Without Consideration Pursuant to Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Common Stock Equivalents outstanding as of the date hereof, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration.

(iii) Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 5.3 upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (A) securities contemplated by the Agency Agreement, including any securities purchased in the financing contemplated thereby; (B) securities issued upon exercise of the Warrants issued in the financing contemplated by the Agency Agreement or upon the exercise of the warrants issued to Selling Agents as provided for in the Agency Agreement; (C) shares of Common Stock issuable or issued to (x) employees or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors, pursuant to one or more stock option plans or stock purchase plans adopted by the Company, or (y) to consultants or vendors, either directly or pursuant to warrants or other convertible securities to acquire shares of Common Stock that are outstanding on the date hereof or issued hereafter; (D) shares of Common Stock issued in connection with any Common Stock Equivalents outstanding on the date hereof; (E) shares of Common Stock or Common Stock Equivalents issued to third parties in connection with a joint venture, strategic alliance or other commercial relationship with such third party relating to the operation of the Company’s business, the primary purpose of which is not to raise equity capital; (F) the reduction in the exercise price of the common stock purchase warrants issued and outstanding prior to the commencement of the Offering as contemplated in financing described in the Agency Agreement; and (G) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

  (iv) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5.3, each Holder shall, upon conversion of such Holder’s Warrants, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.3.

6. Exercise Limitation. In no event shall a Holder be permitted to exercise this Warrant, or part hereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 6 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 6 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 6. The limitations contained in this Section 5 shall cease to apply (x) upon sixty (60) days’ prior written notice from the Holder to the Company, or (y) immediately upon written notice from the Holder to the Company at any time after the public announcement or other disclosure of the (i) sale, conveyance or disposition of all or substantially all of the assets of the Company; (ii) effectuation of a transaction or series of transactions in which more than 50% of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (iii) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least 50% of the voting equity of the surviving entity; or (d) a transaction or series of transactions in which any person or entity Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting equity of the Company (any of the foregoing transactions in this Section 5(y) (i) - (iv), a “Change of Control”).

7. Exchange and Replacement of Warrant Certificates. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares and Unit Warrants in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares and Unit Warrants and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares and Unit Warrants.

9. Reservation of Shares. Subject to its requirement to amend its Certificate of Incorporation so as to increase its number of authorized shares of Common Stock, the Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

(a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

(b) If to the Company, to the address set forth in Article 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

11. Binding Effect; Successors. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

12. Survival. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

13. Governing Law

13.1 Choice of Law. This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York.

13.2 Jurisdiction and Service of Process. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant Certificate, or any other agreement entered into between the Company and the Holder pursuant to the Offering shall be instituted exclusively in the appropriate state court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company or such Holder may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the applicable state court of the State of New York, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the applicable state court of the State of New York, County of New York and the United States District Court for the Southern District of New York and agrees that service of process upon the Company or the Holder mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding.

14. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant, the interest represented hereby, or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

15. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

A. Investment Purpose; Restricted Security. This Warrant and the Warrant Shares and Unit Warrants issuable upon exercise of this Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. The Holder understands (i) that this Warrant and the Warrant Shares and Unit Warrants issuable upon exercise of this Warrant are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

B. Risk of No Registration. The Holder understands that if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Warrant Shares issuable upon exercise of the Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Warrant Shares issuable upon exercise of the Warrant which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

16.  Redemption.  This Warrant may be redeemed at the option of the Company, at a redemption price of $0.01 per Warrant (the “Redemption Price”), at any time commencing twelve months after the effective date of the Registration Statement and the Expiration Date upon not less than 30 days (and not more than 60 days) written notice delivered to the Holder, provided: (a) the closing bid price of the Common Stock is been at least 300% of the Exercise Price for twenty (20) consecutive trading days prior to the date of the notice of redemption and (b) there is an effective registration statement with a current prospectus available covering the shares of Common Stock issuable upon exercise of this Warrant. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the Redemption Price per Warrant upon surrender of this Certificate. The Company covenants and agrees that it will honor all Exercise Notices tendered through the 5:00 Easter Time on the Business Day immediately preceding the Redemption Date. The redemption payment shall be made in cash on the date fixed for redemption in the Company’s notice of redemption, as described below (the “Redemption Date”). The notice of redemption shall specify: (i) the Redemption Price; (ii) the Redemption Date; (iii) the place where Warrant Certificates shall be delivered and the redemption price paid; and (iv) that the right to exercise the Warrants shall terminate at 5:00 p.m. EST on the Business Day immediately preceding the Redemption Date. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of this Warrant, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and shall cease, except the right, if any, to receive payment of the Redemption Price.

17. Miscellaneous. No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by (a) the party against which enforcement of the same is sought or (b) the Company and the holders of at least a majority of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (a) and (b) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (b) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof. Notwithstanding the foregoing, no modification to this amendment provision will be effective against any Holder without his consent. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this __ day of May, 2006.

NANOSENSORS, INC.

By:
Name: Ted Wong
Title: President

WARRANT EXERCISE FORM

TO:	Nanosensors, Inc. Attention: President 1800 Wyatt Drive, Suite #2 Santa Clara, CA 95054

The undersigned Holder hereby irrevocably elects to exercise the right to purchase ________ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

The undersigned, by marking the box following this sentence, indicates his or her intention to exercise this Warrant on a cashless basis in accordance with the terms of this Warrant:  ☐

Kindly deliver to the undersigned a certificate representing the Shares.

INSTRUCTIONS FOR DELIVERY

Name: __________________________________________________________________
(please typewrite or print in block letters)

Address: ________________________________________________________________

Tax I.D. No. or Social Security No.: ____________________________________________

Dated: ________________________

Signature ________________________________

STATE OF ___________)
COUNTY OF _________) ss:

On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at __________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public

[FORM OF ASSIGNMENT]
(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto ____________________________________________________________________

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint  , Attorney, to transfer the within Warrant Certificate on the books of NANOSENSORS, INC., with full power of substitution.

Dated: __________________  Signature:
___________________________

______________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

__________________________

__________________________
(Insert Social Security or Other
Identifying Number of Assignee)

STATE OF ___________)
COUNTY OF _________) ss:

On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at __________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public